SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

CANNABIS GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-146404	99-0539775 (I.R.S. Employer Identification Number)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of Principal Executive Offices and Zip Code)

(310) 986-4929

(Issuer's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	MCTC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

Original Agreement

On February 20, 2020, the Registrant filed Form 8-K disclosing its entry into a material definitive agreement (“Agreement”) not made in the ordinary course of its business. The parties to the Agreement were the Registrant and Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), and its owners Ma Helen M. Am Is, Inc., a Wyoming corporation (“Helen M.”), East West Pharma Group, Inc., a Wyoming corporation (“East West”), and New Horizons Laboratory Services, Inc., a Wyoming corporation (“New Horizons”). There is no material relationship between the Registrant or its affiliates and Lelantos, Helen M., East West, New Horizons, or any of their respective affiliates, other than in respect of the material definitive agreement.

The terms and conditions of the Agreement required the Registrant to issue 400,000 shares of its common stock to Lelantos, and separately, an aggregate of $500,000 in the form of notes payable as follows: $225,000 to Helen M.; $50,000 to East West, $225,000 to New Horizons. The notes were agreed to be due and payable as follows:

(1) The note to Helen M. was due on June 15, 2020. In the event Registrant defaulted on the note, the outstanding amount of principal and interest due converts into 6.75% of the total issued and outstanding shares of Registrant on the maturity date.

(2) The note to East West was due on May 31, 2020 with an interest rate 5% per annum. If Registrant defaulted on the note, the interest rate increases to 10%. If Registrant fails to pay by August 30, 2020, the total amount of principal and interest shall be converted into a 1.5% fully diluted ownership of Registrant’s issued and outstanding common shares.

(3) The note to New Horizons was due on May 31, 2020 with an interest rate of 15% per annum. If Registrant defaulted on the note, the outstanding amount of principal and interest due converts into 6.75% of the total issued and outstanding shares of Registrant on the maturity date.

In exchange for the foregoing consideration, the Registrant obtained all right, title and interest in certain trade secrets, patent applications, intellectual property rights and research and development, in unique hemp infusion technologies, exotic cannabinoids and nano-fibers that may increase bioavailability and absorption.

June 15, 2020 Amendment

On June 15, 2020, the Registrant and Lelantos entered into a modification agreement respecting the material definitive agreement. The parties to the modification agreement are the Registrant and Lelantos, including its including without limitation its shareholders, owners, affiliates, control persons, successors and assigns, including, but not limited to, Mt. Fire, LLC, a Nevada limited liability company (“Mt. Fire”), Ma Helen M. Am Is, Inc., a Wyoming Corporation (“Helen M.”), New Horizons Laboratory Services, Inc., a Wyoming Corporation (“New Horizons”), and East West Pharma Group, Inc., a Wyoming Corporation (“East – West”) (or collectively, “Lelantos”). There is no material relationship between the Registrant or its affiliates and Lelantos, Helen M., East West, Mt. Fire, New Horizons, or any of their respective affiliates, other than in respect of the modification agreement.

Pursuant to the modification agreement, the Registrant and Lelantos agreed to the following material modifications to the material definitive agreement as follows:

1.	The Registrant shall have no obligation to issue 400,000 common shares under Section 3.1 of the previously disclosed acquisition agreement.
2.	The Sellers acquisition notes referenced in Section 3.2 of the previously disclosed acquisition agreement are all cancelled with prejudice to any and all rights of any kind whatsoever pertaining to and in favor of Helen M., New Horizons, and East – West. (The Registrant and East – West previously terminated their note on May 31, 2020.)
3.	As complete and full consideration for the acquisition of the intellectual property, trade secrets, research and development and associated pending patent applications, the Registrant agrees to pay to Lelantos, a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description		Location
10.1	Modification Agreement		Filed Herewith

	Exhibit 1:	Acquisition Agreement	Filed Herewith
	Exhibit 2:	Helen M. Acquisition Note New Horizons Acquisition Note East – West Acquisition Note	Filed Herewith
	Exhibit 3:	Patent Applications	Filed Herewith
	Exhibit 4:	Note Cancellation Agreement; East – West	Filed Herewith
	Exhibit 5:	Settlement Agreements: New Horizons & Helen M.; Replacement Note: New Horizons Replacement Note: Helen M.	Filed Herewith
	Exhibit 6:	Promissory Note	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 18, 2020

CANNABIS GLOBAL, INC.

By:	/s/ Arman Tabatabaei
Arman Tabatabaei (Principal Executive Officer)